SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)


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Filed by a Party other than the Registrant                             [ ]

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        14a-6(e)(2))

[ X ]   Definitive Proxy Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Regan Holding Corp.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

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                               REGAN HOLDING CORP.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held August 22, 1997



TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders of Regan Holding Corp. (the "Company"), to be held at Embassy Suites, 101 McInnis Parkway, San Rafael, California 94903, on August 22, 1997 at 8:00 a.m. Pacific time, to consider and act upon the matters listed below:


     (1) Election of four (4) Directors to hold office until the Annual Meeting of Shareholders in 1998 and until their successors are duly elected;

     (2)  Approval of the Regan Holding Corp. 1998 Stock Option Plan;

     (3) Ratification of the appointment of Coopers & Lybrand, L.L.P. as the Company's independent auditors for the year ended December 31, 1997; and

     (4) Consideration of any other matters which may properly come before the meeting or any adjournments of the meeting.

     Shareholders of record at the close of business on July 15, 1997 are entitled to notice of and to vote at the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                              BY ORDER OF THE BOARD OF DIRECTORS




1179 N. McDowell Boulevard
Petaluma, California 94954
July 16, 1997



                               REGAN HOLDING CORP.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           To be held August 22, 1997


     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Regan Holding Corp., a California corporation, with its principal executive offices located at 1179 N. McDowell Boulevard, Petaluma, California 94954 (the "Company"), for use at the Annual Meeting of Shareholders to be held at Embassy Suites, 101 McInnis Parkway, San Rafael, California 94903, on August 22, 1997 at 8:00 a.m. Pacific time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting which you may use to indicate your vote on the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will unless otherwise directed be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on July 15, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of the record date, the Company had outstanding 26,280,188 shares of Common Stock-Series A, no par value (the "Series A Stock"), and 609,574 shares of Common Stock-Series B, no par value (the "Series B Stock"). As of the date of this Proxy Statement, the Company is not in arrears in dividends or in default in principal or interest with respect to any of its outstanding securities. The shares of Series A Stock and Series B Stock are collectively referred to herein as "Common Stock" and the holders of shares of Common Stock vote together as a single class. Commencing approximately July 31, 1997, the Company is mailing its Annual Report on Form 10-K for the year ended December 31, 1996, together with this Proxy Statement and the enclosed Proxy, to holders of shares of Common Stock as of the record date.

     The shares of Common Stock are the only outstanding voting securities of the Company. A holder of a share of Common Stock is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting. As explained under Item 1 of this Proxy Statement, cumulative voting will be permitted with respect to the election of Directors.

     The holders of a majority of the votes entitled to be cast, present either in person or by proxy, shall constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present on any matter. For actions requiring approval based on a percentage of votes cast, abstentions and broker non-votes will not affect the outcome of the vote. For actions requiring approval based on the number of shares outstanding, abstentions and broker non-votes will have the same effect as a negative vote.


                                     ITEM 1
                              ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of Directors to be elected at four (4). The Board of Directors has nominated the persons identified below to serve as Directors until the next Annual Meeting of Shareholders and until their respective successors shall be elected and shall qualify. Three of the nominees are currently Directors of the Company. The fourth nominee, Ute Scott-Smith, is not currently a Director.




Name                   Principal Occupation                       Director Since

Lynda L. Regan         Ms. Regan, born in 1948, has served as           1990
                       Chairman and Chief Executive Officer of
                        the Company since 1992. She was Senior
                       Vice President and Treasurer from 1990
                       to 1992.

R. Preston Pitts       Mr. Pitts, born in 1951, has served as           1995
                       Chief Financial Officer of the Company
                       since 1994 and as President and
                       Secretary of the Company since February
                       of 1997.  Prior to joining the Company,
                       he owned Pitts Company, a CPA firm
                       specializing in services for insurance
                       companies, served as financial officer
                       for United Family Life Insurance Company and American Security Insurance Group, both Fortis-owned companies, and was audit manager for Ernst & Young.

Steve C. Anderson      Mr. Anderson, born in 1948, has been a            1990
                       partner in Hoalst Anderson, an
                       independent insurance agency, since
                       1983. He is a member of the National
                       Association of Life Underwriters and CLU
                       Society.

Ute Scott-Smith        Ms. Scott-Smith, born in 1960, served as            --
                       Senior Vice-President of the Company
                       from 1990 to April of 1997.


     Although it is not contemplated that the nominees will decline or be unable to serve, the Proxies will be voted by the Proxy holders at their discretion for another person if such a contingency should arise. Unless otherwise directed in the accompanying Proxy, or as specified above, the Proxies will be voted FOR the election of nominees named above.

     A plurality vote is required for election of Directors. The Bylaws provide that each shareholder is entitled to cumulate such shareholder's votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many nominees as the shareholder considers appropriate. This cumulative voting right may not be exercised unless the nominee's name have been placed in nomination prior to the voting and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate such shareholder's vote. The proxy holders may exercise this cumulative voting right at their discretion.

     Under an insurance brokerage agreement among the Company, Lynda Regan and Moody Insurance Group ("MIG"), Lynda Regan has agreed that, so long as the brokerage agreement remains in effect, she will vote her shares in favor of the election of Robert Moody, Jr., MIG's president and sole shareholder, as a Director of the Company should he wish to be elected. However, at the present time, MIG engages in business activities that compete with the Company. Therefore, in order to avoid any issue as to the propriety of Mr. Moody's serving on the Company's Board, Mr. Moody has agreed to relinquish his right to serve on the Board for a period of one year in return for nominal consideration from the Company. The termination of the brokerage agreement with MIG would not have a material effect on the Company.

Executive Officers

     In addition to the Directors who serve as executive officers of the Company and who are identified above, H. Lynn Stafford has served as Vice President of the Operations of the Company since 1995. Prior to that time, he served as the Chief Operating Officer for Lincoln Liberty Life Insurance Company and First Delaware Life Insurance Company.

Beneficial Share Ownership of Directors and Executive Officers

     The following table shows the number of shares and the percentage of the shares of the Company's Class A Stock beneficially owned by each of the Directors and executive officers of the Company as of June 30, 1997. No Director or officer owns any Series B Common Stock.


Name                   Position                    Total            Percent

Steve C. Anderson      Director                     69,714             *
Ashley A. Penney       Director                    145,318             *
R. Preston Pitts       Director, President &
                       Chief Financial Officer     800,000            3.0%
Lynda L. Regan         Director, Chairman
                        & Chief Executive
                        Officer                 11,379,122           41.2% (1)
                                                ----------          -----
Directors and
officers as a group                             12,394,154           44.9%
                                                ==========          =====

   * Indicates that the percentage of the outstanding shares beneficially owned is less than one percent (1%).

   (1)  Includes 900 shares owned as custodian for her daughter.


Certain Shareholders

     The Company knows of no person who is the beneficial owner of more than five percent of any class of the Company's outstanding Common Stock other than Ms. Regan, Chairman and Chief Executive Officer of the Company, whose ownership is listed above.

Committees

     The Company has an Audit Committee consisting of Steve C. Anderson and Ashley A. Penney, both of whom are outside Directors. The Audit Committee oversees management's discharge of its financial reporting responsibilities and recommends appointment of the Company's independent auditors. During 1996, the Audit Committee held two meetings. Each of the members of the Audit Committee attended all of these meetings.

     The Company does not currently have a nominating or compensation committee. The functions normally performed by these committees are performed by the entire Board of Directors. Director's Attendance

     During the fiscal year ended December 31, 1996, three meetings of the Board of Directors of the Company were held. Each of the incumbent Directors attended all of these meetings.

Director's Compensation

     The Company compensates outside Directors for attending board and committee meetings at $2,000 per meeting. Currently, Steve C. Anderson and Ashley A. Penney are the only outside directors of the Company. The other Directors are otherwise employed by the Company and are not compensated for serving as Directors or attending Board or committee meetings.

Executive Compensation

     The following Summary Compensation Table sets forth the compensation of the Company's Chief Executive Officer and all other executive officers for services in all capacities to the Company and its subsidiaries during 1996, 1995 and 1994.

                           Summary Compensation Table

                                  Annual   Annual                     All Other
Name and Position         Year    Salary  Bonus (1)       Other     Compensation
-----------------         ----    ------  ---------       -----     ------------

Lynda L. Regan,           1996  $408,894  $ 52,290     $ 4,750 (2)  $     --
Chief Executive Officer                                 16,824 (5)
                          1995   408,067   181,534       4,620 (2)        --
                                                        11,216 (5)
                          1994   281,909    80,000       4,620 (2)        --
                                                        10,583 (5)

R. Preston Pitts,         1996  $300,000  $ 72,290     $ 4,750 (2)  $     --
President and Chief       1995   300,000    81,534       4,620 (2)        --
Financial Officer         1994    63,462     6,400 (4)      --            --

Ute Scott-Smith, (6)      1996  $177,318  $ 47,290     $ 4,750 (2)  $     --
Senior Vice President     1995   175,000    56,534       4,620 (2)    80,313 (3)
                          1994   155,658    35,000       2,251 (2)    70,000 (3)

Lynn Stafford,            1996  $130,059  $ 31,790     $ 4,750 (2)  $     --
Vice President of         1995    50,000    32,368          --            --
Operations



(1)  Includes bonuses in the year in which they were earned.

(2) The Company matches contributions made to its 401(k) plan at a rate of $.50 for every $1.00 deferred, up to 6% of total annual salary.

(3) Compensation related to the payment of personal income taxes due to the exercise of stock options in 1991.

(4) Stock awards were issued to R. Preston Pitts (then serving as a consultant to the Company) effective January 1, 1994. These awards had a market value at the time of issuance, as determined for purposes of preparing the Company's financial statements, of approximately $.008 per share.

(5) The Company pays interest on debt related to a split dollar life insurance policy under which Lynda L. Regan is the beneficiary.

(6)  Ms. Scott-Smith resigned effective April 4, 1997.


Report on Executive Compensation

     The Company does not have a compensation committee. The Board of Directors develops and administers the Company's executive compensation policies and programs. These policies and programs are generally intended to (i) relate the compensation of the Company's executives to the success of the Company and the creation of shareholder value; and (ii) attract, motivate and retain highly qualified managers. In establishing a level of compensation, the Board considers a number of factors, including: (i) the financial condition and performance of the Company; (ii) the compensation levels of executives in comparable positions at companies in industries in which the Company competes for executives, primarily the financial services and insurance industries; and (iii) the abilities of the executives and their contributions to the Company's goals and performance.

     Each year, the Board of Directors reviews the Company's executive compensation policies and programs with respect to the linkage between executive compensation and the creation of shareholder value, as well as the competitiveness of the compensation programs. In conducting this review, the Board considers changes in the Company's mission and goals and evaluates the competitiveness of its compensation program based on published surveys, proxy statement analysis and advice of consultants.

     Compensation for executives consists of two components: base pay and bonuses. Base pay for executives is determined based on the factors set forth above. It is the Board's policy to position executive salaries in general in the second quartile (i.e. the top 51% to 75%) of compensation levels for comparable positions in the market, although individual salaries may be higher or lower based on the considerations discussed above.

     For 1996, the chief executive was eligible to receive a cash bonus of up to 40% of base salary and each of the other executive officers was eligible to receive a cash bonus of up to 20% of base salary. Achievement of this bonus was contingent upon the individual executive achieving performance goals designed to increase shareholder value. Examples of performance goals for 1996 included (i) implementation of multifunctional producer service teams, (ii) identification of money managers that are acceptable to one of the insurance carriers for which the Company markets insurance products, and (iii) implementation of the initial phase of a Company-wide cost accounting project.

     In addition to the salary based bonuses described above, each executive officer received a bonus based on the performance of the Company during 1996. An amount equal to 5% of the Company's net income for 1996 was allocated equally among the four individuals who served as executive officers of the Company during 1996. One third of the amount allocated to each officer was paid in February of 1997. The remaining two-thirds will be paid in equal installments in February of 1998 and 1999, contingent upon net income growth for the Company of 12% per year in 1997 and 1998, and provided that such individual is employed with the Company on the date that the installment is to be paid.

     In determining Lynda Regan's level of compensation for 1996, the Board considered her success in maintaining relationships with key distribution groups and insurance carriers with which the Company contracts. The Board also considered the compensation level of Ms. Regan compared to that of individuals holding similar positions in companies operating in comparable industries. Based on these considerations, the Board approved Ms. Regan's base salary and bonus for 1996 at $408,894 and $52,290, respectively.

     During the second quarter of 1997, the Board hired an independent compensation consulting firm to conduct a review of the Company's executive compensation policies and programs. This consulting firm concluded, based on its review and analysis, that the amount of compensation paid by the Company to its executive officers during 1996 was consistent with the amount of compensation paid to executive officers by comparable companies.

                                               Respectfully submitted,

                                                        Lynda L. Regan
                                                        Steve C. Anderson
                                                        Ashley A. Penney
                                                        R. Preston Pitts

Performance Data

     The Company's Common Stock became subject to the Securities Exchange Act of 1934 (the "Exchange Act") in November of 1991 as a result of the issuance of shares of Common Stock in connection with the acquisition of LifeSurance Company, a Delaware corporation. Since that time, there has been no active trading in the Common Stock and accordingly, information as to market price per share is not available. Prior to 1996, the only available measure of the value of the shares of Common Stock was book value based on the financial statements of the Company. However, beginning in 1992, the Company suffered a series of significant adverse events, including the resignations of two outside accounting firms hired by the Company, which prevented the Company from being able to prepare any financial statements for the period from the time the Company became subject to the Exchange Act through August of 1993. The book value of each share of Common Stock (including redeemable Common Stock) was negative $.0027 as of December 31, 1993 compared with $.20 as of December 31, 1994, $.38 as of December 31, 1995, and $.48 as of December 31, 1996. In 1996, the Company began repurchasing the stock of certain shareholders entitled to sell their stock to the Company. The price paid for such stock, which was based on an independent appraisal conducted on behalf of the Company for the purpose of such repurchases, was $.55 per share commencing December 31, 1995, $.70 per share commencing June 30, 1996, and $.78 per share commencing December 31, 1996. The Company has paid no dividends on the Common Stock since becoming subject to the Exchange Act.

Compensation Committee Interlocks and Insider Participation

     As noted above, the Company does not have a compensation committee. The compensation of executive officers is determined by the Board of Directors. Lynda Regan, who is the Chief Executive Officer of the Company, is also Chairman of the Board of Directors and R. Preston Pitts, who is President and Chief Financial Officer, is also a Director. None of the executive officers of the Company serve as a director or member of the compensation committee of an entity, any of whose executive officers serves as a Director of the Company.

Certain Relationships and Related Transactions

     The Company paid Ashley A. Penney, a Director, $140,100 for services provided as a human resource consultant during 1996.

     Pursuant to a salary continuation agreement related to the Company's former Chief Executive Officer, John Regan, bi-weekly payments equal to Mr. Regan's salary at the time of his death were payable by the Company to his estate through April 6, 1996. Payments totaling $87,688 were made during 1996 in accordance with this agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the year ended December 31, 1996, and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1996, no reports required by Section 16(a) of the Exchange Act with respect to the Company were delinquent during the year ended December 31, 1996.


                                     ITEM 2
           APPROVAL OF THE REGAN HOLDING CORP. 1998 STOCK OPTION PLAN

     The Board of Directors is submitting to the shareholders for approval, the Company's 1998 Stock Option Plan (the "Plan"). The Board of Directors believes that the success of the Company depends largely on its continued ability to attract and retain Directors and employees with relevant and beneficial experience who are motivated to exert their best efforts on behalf of the Company. The Plan is designed to accomplish these objectives by granting equity interests in the Company to Directors and employees and thereby align the interests of Directors and employees with those of the shareholders of the Company.

Description of Plan

     The following is a summary of the material features of the Plan and is qualified in its entirety by the full text of the Plan which is set forth in Appendix A hereto.

     Participation/Types of Awards. The Plan will provide for grants of options to purchase shares of the Company's Series A Common Stock ("Shares") to Directors and employees of the Company and certain of its affiliates. Under the Plan, employees and employee-Directors of the Company and of certain of its affiliates (currently approximately 182 individuals) may be granted incentive stock options ("ISOs") as well as non-qualified stock options ("Non-Qualified Options"). Non-employee Directors of the Company and of certain of its affiliates (currently 2 individuals), may only be granted Non-Qualified Options under the Plan. (ISOs and Non-Qualified Options collectively referred to herein as "Options.")

     Administration. The Plan will be administered by a committee (the "Committee") consisting of three or more officers of the Company designated by the Board of Directors, provided that a special committee consisting of two or more non-employee Directors of the Company designated by the Board, each of whom is a "disinterested person" under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), shall administer the Plan for the purposes of Rule 16b-3 with respect to employees and Directors who are subject to Section 16 of the Exchange Act. Subject to the provisions of the Plan, the Committee shall have authority to select the Directors and employees to whom Options may be granted and determine the terms of each Option, including (i) the number of Shares covered by the Option, (ii) when the Option becomes exercisable, (iii) the Option exercise price, which, in the case of an ISO, must be equal to at least 100% of the fair market value of the Shares on the date of grant and 110% of such fair market value for an ISO granted to an employee or employee-Director, who, at the time of grant, owns stock of the Company possessing more than 10% of the voting power of all classes of stock of the Company or a subsidiary thereof (a "Ten Percent Shareholder"), and (iv) the duration of the Options (which for ISOs may not exceed 10 years or, for ISOs granted to Ten Percent Shareholders, may not exceed 5 years). The Committee shall also have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of agreements evidencing the grant of Options, and to make all other determinations necessary or advisable for the administration of the Plan.

     Term and Termination. The Plan shall become effective, subject to the approval of the Shareholders of the Company, on January 1, 1998. The Board may, at any time, alter, amend, suspend, discontinue, or terminate the Plan, provided that no such action shall adversely affect the right of any holder of an Option previously granted under the Plan.

     Shares Subject to the Plan. The total number of Shares underlying Options to be awarded during the term of the Plan may not exceed 1.5 million in the aggregate. In the event of any change in capitalization affecting the Shares, including without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Shares, the Board shall authorize and make such proportionate adjustments to the Options, if any, as the Board deems appropriate to reflect such change. Pursuant to the Plan, the Board has reserved 1.5 million Shares for issuance upon exercise of Options.

     There is no active trading in the Shares and, accordingly, information as to market price per Share is not available. At December 31, 1996, the estimated fair market value of each Share, based on an independent appraisal conducted on behalf of the Company, was $.78. Prior to the development of an active trading market for the Shares, the fair market value of the Shares shall be determined by the Board of Directors in good faith.

     Payment of Exercise Price. The purchase price for Shares subject to an Option shall be payable upon exercise of an Option in cash or by check, bank draft or postal or express money order, or, in the discretion of the Committee, in Shares.

     Termination of Employment/Director Status. If the employment with the Company or the status as a Director of the Company of the holder of an Option is terminated as a result of retirement at or after age 62, or by reason of disability (as defined in the Plan) or death, all unexercised Options except those which were exercisable at the date of termination shall expire. Options which were exercisable at the date of termination may be exercised following termination provided that such Options are exercised by the earlier of 3 months after the date of termination, or the date the Option would otherwise expire, and any such Options which are not exercised during the 3-month period immediately following the date of termination shall be forfeited. If the employment with the Company or the status as a Director of the Company of a holder of an Option is terminated for cause (as defined in the Plan) or by the holder of an Option other than as a result of retirement at or after age 62, or by reason of disability or death, all unexercised Options held by the holder on the date of such termination shall be forfeited.

     Grant Information. As of the date of this Proxy Statement, no Director or employee has been selected for participation in the Plan. The number of Directors and employees who will be selected for awards under the Plan in the future will vary from year to year. It is not possible to determine awards that will be made pursuant to the Plan in the future.

     The Plan limits the number of Shares that may be subject to ISOs granted to any individual which ISOs become exercisable for the first time during a particular calendar year. If the fair market value of Shares subject to one or more ISOs which become exercisable for the first time during a particular calender year, combined with the fair market value of shares under ISOs granted to such individual under other plans of the Company or of it affiliates, determined at the time of grant, exceeds $100,000, the Shares in excess of such amount will be treated as having been granted pursuant to Non-Qualified Options.

Federal Income Tax Aspects of the Plan

     Optionholders

     Grant. There are no federal income tax consequences to the holder of an Option solely by reason of the grant of an ISO or a Non-Qualified Option under the Plan, provided that, in the case of a Non-Qualified Option, the Option does not have a readily ascertainable fair market value at the date of grant.

     Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes. However, such exercise may give rise to an alternative minimum tax liability.

     Upon the exercise of a Non-Qualified Option, the holder of the Option will generally recognize ordinary income in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by a holder of an Option of a Non-Qualified Option will be subject to both wage and employment tax withholding.

     The holder's tax basis in the Shares acquired pursuant to the exercise of an Option will be the amount paid upon exercise plus, in the case of a Non-Qualified Option, the amount of ordinary income recognized by the optionholder upon exercise.

     Qualifying Disposition. If an optionholder disposes of Shares acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the Option is granted and more than one year after the date on which the Shares are transferred to the optionholder, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such Shares (generally the option exercise price.)

     Disqualifying Disposition. If an optionholder disposes of Shares acquired upon exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO is granted or within one year after the transfer of the Shares to the optionholder, then at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (a) the excess of such Shares' fair market value on the date of exercise over the exercise price paid by the optionholder or (b) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the amount realized on a taxable disposition of the Shares obtained pursuant to the exercise of an ISO exceeds the fair market value of such Shares on the date of the exercise, then the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on such a disposition (i.e., if the amount realized is less than the exercise price paid by the optionholder), then the loss will be a capital loss. The capital gain or loss will be long-term or short term depending on whether the Shares were held for more than one year from the date such Shares were transferred to the optionholder.

     Other Disposition. If an optionholder disposes of Shares acquired upon exercise of a Non-Qualified Option in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis (as discussed above) in the Shares sold and the amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of Shares acquired upon exercise of ISOs as discussed above) will be long-term or short-term depending on whether the Shares were held for more than one year from the date such Shares were transferred to the optionholder.

     Alternative Minimum Tax. The exercise of ISOs (but not Non-Qualified Options) will generally result in an upward adjustment to the optionholder's alternative minimum taxable income ("AMTI") in the year of exercise by an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price. The basis of the Shares acquired, for alternative minimum tax purposes, will equal the exercise price increased by the prior upward adjustment of the taxpayer's AMTI due to the exercise of the ISO. This will result in a corresponding downward adjustment to the optionholder's AMTI in the year the Shares are disposed.

     Consequences to the Company

     There are no federal income tax consequences to the Company by reason of the grant of ISOs or Non-Qualified Options or the exercise of ISOs (other than disqualifying dispositions).

     At the time the optionholder recognizes ordinary income from the exercise of a Non-Qualified Option, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its withholding obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the Shares acquired upon exercise of ISOs, the Company will be entitled to a corresponding deduction in the year in which the disqualifying disposition occurs.

     The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a Non-Qualified Option or a disqualifying disposition of an ISO. The Company will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of Non-Qualified Options or a disqualifying disposition of an ISO.

     Other Tax Consequences

     The foregoing discussion is not a complete description of the federal income tax aspects of ISOs and Non-Qualified Options under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

Required Vote For Approval

     The approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting.

The Board of Directors recommends that the shareholders vote FOR the approval of the Regan Holding Corp. 1998 Stock Option Plan, and your proxy will be so voted unless you specify otherwise.


                                     ITEM 3
          RATIFICATION OF APPOINTMENT OF PRINCIPAL INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Coopers & Lybrand, L.L.P. as principal independent auditors for the Company for the year ended December 31, 1997. Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. Those representatives will have the opportunity to make a statement if they desire to do so.

     The approval of this appointment requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting.

The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of Coopers & Lybrand, L.L.P. as principal independent auditors for the year ended December 31, 1997, and your proxy will be so voted unless you specify otherwise.

                              SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the next Annual Meeting of shareholders for inclusion in the Company's Proxy Statement and Proxy form relating to such meeting must submit such proposal by January 31, 1998 to the Company at its principal executive offices.

                                  OTHER MATTERS

     Management knows of no other matters other than as set forth in this Proxy Statement which are to be considered at the meeting. If any other business shall properly come before the meeting, the proxy holders will, as to such items, vote the shares represented by management proxies in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     It is expected that the solicitation will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, facsimile, telegram or otherwise.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 is being furnished to the shareholders concurrently with this Proxy Statement.


                                            BY ORDER OF THE BOARD OF DIRECTORS


July 16, 1997


                                                                      APPENDIX A

                               REGAN HOLDING CORP.
                             1998 STOCK OPTION PLAN

I. ESTABLISHMENT OF PLAN AND DEFINITIONS

     1. Purpose. The purpose of the Regan Holding Corp. 1998 Stock Option Plan is to provide an incentive to Employees and Directors of Regan Holding Corp. and its Affiliates who are in a position to contribute materially to the long-term success of the Corporation and/or its Affiliates, to increase their interest in the welfare of the Corporation and its Affiliates and to aid in attracting and retaining Employees and Directors of outstanding ability.

     2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          a. "Affiliate" shall mean any parent or subsidiary of the Corporation which meets the requirements of Section 425 of the Code.

          b. "Board" shall mean the Board of Directors of the Corporation.

          c. "Cause" shall mean repeated failure to properly perform assigned duties, gross negligence, insubordination, commission of a felony or any act injurious to the Corporation or an Affiliate involving dishonesty or breach of any duty of confidentiality or loyalty.

          d. "Change of Control" shall mean the happening of any of the following events:

               (i) the Corporation receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person, group, corporation or other entity is the beneficial owner, directly or indirectly, of thirty percent or more of the total combined voting power of all classes of stock of the Corporation;

               (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), group, corporation or other entity other than the Corporation or a wholly-owned subsidiary of the Corporation, purchases shares of any common stock of the Corporation (or securities convertible into common stock) pursuant to a tender offer or exchange offer for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent or more of the total combined voting power of all classes of stock of the Corporation (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire common stock);

               (iii) the shareholders of the Corporation approve (a) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation; or

               (iv) there shall have been a change in a majority of the members of the Board of Directors of the Corporation within a 24 month period unless the election or nomination for election by the Corporation's shareholders of each new Director was approved by the vote of two-thirds of the Directors then still in office who were in office at the beginning of the 24 month period.

          e. "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

          f. "Committee" shall mean a committee designated by the Board which committee shall administer the Plan as set forth in Section 4 of this
     Article I of the Plan.

          g. "Corporation" shall mean Regan Holding Corp., a California corporation.

          h. "Director" shall mean any individual who is a member of the Board and/or a member of the Board of Directors of an Affiliate.

          i. "Disability" shall mean a medically determinable physical or mental condition which entitles the Employee or Director to benefits under the Corporation's Long-Term Disability Plan.

          j. "Employee" shall mean any employee, including officers, of the Corporation or any of its Affiliates.

          k. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          l. "Fair Market Value" shall mean on any date, (i) if the Stock is not listed on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the fair market value of the Stock on that date as determined by the Board, or (ii) if the Stock is listed on a national securities exchange or is quoted on Nasdaq, the closing price reported on the composite tape for issues listed on such exchange on such date, or the closing price or the average of the closing dealer "bid" and "asked" prices of the Stock on the date of grant as quoted by Nasdaq, or if no trades shall have been reported for such date, on the next preceding date on which there were trades reported; provided, however, that if no quotations shall have been made within the 10 business days preceding such date, the Fair Market Value shall be determined by the Board as provided in clause (i) above.

          m. "Grantee" shall mean an Employee or Director who has been granted a Stock Option under the Plan.

          n. "Incentive Stock Option" shall mean a Stock Option granted pursuant to the Incentive Stock Option provisions as set forth in Article II of the Plan.

          o. "Non-Qualified Stock Option" shall mean a Stock Option granted pursuant to the Non-Qualified Stock Option provisions as set forth in
     Article III of the Plan.

          p. "Option Period" shall mean the term of a Stock Option as fixed by the Committee.

          q. "Plan" shall mean the Regan Holding Corp. 1998 Stock Option Plan as set forth herein and as amended from time to time.

          r. "Stock" shall mean authorized but unissued shares of the Series A Common Stock of the Corporation, no par value, or reacquired shares of the Corporation's Series A Common Stock.

          s. "Stock Option" shall mean an option, which shall include Non-Qualified Stock Options and Incentive Stock Options, granted pursuant to the Plan to purchase shares of Stock.

          t. "Stock Option Agreement" shall mean the written instrument evidencing the grant of one or more Stock Options under the Plan and which shall contain the terms and conditions applicable to such grant.

          u. "Ten Percent Shareholder" shall mean an Employee or Director who at the time a Stock Option is granted thereto owns stock possessing more than 10% of the total combined voting power of all stock of the Corporation or of its Affiliates.

     3. Shares of Stock Subject to the Plan. There are hereby reserved for issuance under the Plan 1,500,000 shares of Stock. Subject to the provisions of
Section 1 of Article IV, the Stock which may be issued pursuant to Stock Options authorized to be granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 1,500,000 shares of Stock in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock as to which such expired or terminated Stock Option shall not have been exercised may again become available for the grant of Stock Options.

     There shall be no terms and conditions in a Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

     4. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to determine the eligibility of Employees and Directors to participate in the Plan, to grant Stock Options under the Plan and to determine whether Stock Options granted under the Plan shall be Non-Qualified Stock Options or Incentive Stock Options, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Stock Option Agreements and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan shall be determined unilaterally by and at the sole discretion of the Committee. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Grantees and all person(s) claiming under or through any Grantees.

     There shall be 2 Committees under the Plan. Solely with respect to the participation in the Plan of Employees and Directors who are subject to Section 16 of the Exchange Act or any successor statute ("Section 16"), a special Committee comprised solely of 2 or more "non-employee directors" (as such term is defined in Rule 16b-3(d)(1) promulgated by the Securities and Exchange Commission under the Exchange Act) shall administer the Plan solely for purposes of the Plan and the Stock Options granted under the Plan to satisfy the applicable requirements of Rule 16b-3 promulgated by the Securities Exchange Commission under the Exchange Act ("Rule 16b-3") with respect to such Employees and Directors. For all other purposes of the Plan, a committee comprised of 3 or more officers of the Corporation designated by the Board shall serve as the Committee. Notwithstanding anything contained in this Section 4 to the contrary, no member of the Committee shall have the authority to render any decision with respect to his or her participation in or entitlement to benefits under the Plan.

     5. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate the Plan; provided, however, that no such action shall adversely affect the right of any Grantee under any Stock Option previously granted thereto hereunder.

     6. Effective Date of Plan. The Plan shall become effective on January 1, 1998, subject to the approval by the shareholders of the Corporation.

II. INCENTIVE STOCK OPTION PROVISIONS

     1. Granting of Incentive Stock Options.

          a. Solely Employees of the Corporation or its Affiliates shall be eligible to receive Incentive Stock Options under the Plan.

          b. When granting an Incentive Stock Option, the Committee shall determine the purchase price of the Stock subject thereto, provided, that the purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; and provided, further, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

          c. No Incentive Stock Option shall be exercisable more than 10 years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than 5 years from the date the Incentive Stock Option was granted.

          d. The Committee shall determine and shall designate from time to time those Employees who are to be granted Incentive Stock Options and shall specify the number of shares of Stock subject to each Incentive Stock Option.

          e. Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all such plans of the Corporation and its Affiliates) shall not exceed $100,000.

          f. The Committee, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, shall specify the installment dates, and, within the limitations herein provided, shall determine the total period during which the Incentive Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee or necessary to qualify its grants under the provisions of
     Section 422 of the Code.

          g. The Committee may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part or are canceled in connection with the issuance of new Incentive Stock Options. The purchase price of the new Incentive Stock Options may be established by the Committee without regard to the existing Incentive Stock Options or other options.

     2. Exercise of Incentive Stock Options. The purchase price of Stock subject to an Incentive Stock Option shall be payable on exercise of the Option in cash or by check, bank draft or postal or express money order. The Committee, in its discretion, may permit a Grantee to make partial or full payment of the purchase price by the surrender of Stock owned by the Grantee prior to the date of exercise. Shares of Stock surrendered in payment of the purchase price as provided above shall be valued at the Fair Market Value thereof on the date of exercise. Surrender of such stock shall be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

     3. Termination of Employment. Except as provided otherwise in the applicable Stock Option Agreement (in which case the provisions of the Stock Option Agreement shall control over the provisions of this Section 3):

          a. If a Grantee's employment with the Corporation or an Affiliate is terminated, including termination by reason of retirement at or after age 62, or by reason of Disability (other than for Cause or voluntary termination prior to retirement at or after age 62 or death) only those Incentive Stock Options held by the Grantee which were immediately exercisable at the date of the termination of the Grantee's employment shall be exercisable by the Grantee following the termination of the Grantee's employment. Such Incentive Stock Options must be exercised within 3 months after such termination of employment (but in no event after expiration of the Option Period) or they shall be forfeited.

          b. If a Grantee's employment with the Corporation or an Affiliate is terminated for Cause or if the Grantee shall have voluntarily terminated such employment other than by retirement at or after age 62, all then outstanding Incentive Stock Options held by the Grantee shall expire immediately and such Incentive Stock Options shall not be exercisable after the date of the termination of Grantee's employment.

          c. If a Grantee's employment with the Corporation or an Affiliate is terminated by death, only those Incentive Stock Options held by the Grantee which were immediately exercisable at the date of the Grantee's death shall be exercisable by the representative of the Grantee's estate or beneficiaries thereof to whom the Incentive Stock Options have been transferred. Such Incentive Stock Options must be exercised by the earlier of (i) 3 months from the date of the Grantee's death or (ii) the expiration of the Option Period, or they shall be forfeited.

III. NON-QUALIFIED STOCK OPTION PROVISIONS

     1. Granting of Non-Qualified Stock Options.

          a. Employees and Directors of the Corporation or its Affiliates shall be eligible to receive Non-Qualified Stock Options under the Plan.

          b. The Committee shall determine and shall designate from time to time those Employees and Directors who are to be granted Non-Qualified Stock Options and shall specify the number of shares of Stock subject to each Non-Qualified Stock Option.

          c. The Committee may grant at any time new Non-Qualified Stock Options to an Employee or Director who has previously received Non-Qualified Stock Options or other options, whether such prior Non-Qualified Stock Options or other options are still outstanding, have previously been exercised in whole or in part or are canceled in connection with the issuance of new Non-Qualified Stock Options.

          d. When granting a Non-Qualified Stock Option, the Committee shall determine the purchase price of the Stock subject thereto.

          e. The Committee, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee.

     2. Exercise of Non-Qualified Stock Options. The purchase price of Stock subject to a Non-Qualified Stock Option shall be payable on exercise of the Option in cash or by check, bank draft or postal or express money order. The Committee, in its discretion, may permit a Grantee to make partial or full payment of the purchase price by the surrender of Stock owned by the Grantee prior to the date of exercise. Shares of Stock surrendered in payment of the purchase price as provided above shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such to be evidenced by delivery of the certificates(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

     3. Termination of Employment or Director Status. Except as provided otherwise in the applicable Stock Option Agreement (in which case the provisions of the Stock Option Agreement shall control over the provisions of this Section
3):

          a. If a Grantee's employment with the Corporation or an Affiliate or status as a Director is terminated, including termination by reason of retirement at or after age 62 or by reason of Disability (other than for Cause or voluntary termination prior to retirement at or after age 62 or death), only those Non-Qualified Stock Options held by the Grantee which were immediately exercisable at the date of the termination of the Grantee's employment or status as a Director shall be exercisable by the Grantee following the termination of the Grantee's employment or status as a Director. Such Non-Qualified Stock Options must be exercised within 3 months after such termination of employment or status as a Director (but in no event after expiration of the Option Period) or they shall be forfeited.

          b. If a Grantee's employment or status as a Director is terminated for Cause or if the Grantee shall have voluntarily terminated such employment or status as a Director other than by retirement at or after age 62, all then outstanding Non-Qualified Stock Options held by the Grantee shall expire immediately and such Non-Qualified Stock Options shall not be exercisable after the date of the termination of the Grantee's employment or status as a Director.

          c. If a Grantee's employment with the Corporation or an Affiliate or status as a Director is terminated by death, only those Non-Qualified Stock Options held by the Grantee which were immediately exercisable at the date of death shall be exercisable by the representative of the Grantee's estate or beneficiaries thereof to whom the Non-Qualified Stock Options have been transferred. Such Non-Qualified Stock Options must be exercised by the earlier of (i) 3 months from the date of the Grantee's death or (ii) the expiration of the Option Period, or they shall be forfeited.

IV. GENERAL PROVISIONS

     1. Recapitalization Adjustments.

          a. In the event of any change in capitalization affecting the Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Stock, the Board shall authorize and make such proportionate adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of Stock for which Stock Options in respect thereof may be granted under the Plan, the number of shares of Stock covered by each outstanding Stock Option, and the purchase price per share of Stock in respect of outstanding Stock Options.

          b. Any provision hereof to the contrary notwithstanding, in the event the Corporation is a party to a merger or other reorganization, outstanding Stock Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Stock Options by the surviving corporation or its parent, for their continuation by the Corporation (if the Corporation is a surviving corporation) for accelerated vesting and accelerated expiration or for settlement in cash.

     2. General.

          a. Each Stock Option shall be evidenced by a Stock Option Agreement.

          b. The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained as an Employee or Director, and all Employees and Directors shall remain subject to discharge or removal to the same extent as if the Plan were not in effect.

          c. No Employee or Director, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the exercise of any Stock Option.

          d. No Stock Option or right under the Plan shall or may be sold, exchanged, assigned, pledged, encumbered, or otherwise hypothecated or disposed of except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or his conservator.

          e. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

               (1) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

               (2) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

               (3) Each stock certificate issued pursuant to a Stock Option shall bear such legends which the Corporation shall determine, in its absolute discretion, are necessary or advisable, or which in the opinion of counsel to the Corporation are required under applicable federal or state securities laws.

          f. All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Committee, in its sole discretion, deems necessary to be withheld in order to comply with any applicable statutes or regulations with respect to a Stock Option or its exercise. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment or settlement of any kind otherwise due to such person all or part of the amount required to be withheld. If the Committee, in its sole discretion, permits shares of Stock to be used to satisfy any such tax withholding, such Stock shall be valued based upon the Fair Market Value of such Stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Corporation shall not be required to issue Stock until such obligations are satisfied.

          g. In the case of a grant of a Stock Option to any Employee or Director of an Affiliate of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares, if any, covered by the Stock Option to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares to the Employee or Director in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.

          h. A Grantee entitled to Stock as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise provided herein. The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

          i. The Plan and the grant or exercise of Stock Options granted under the Plan shall be subject to, and shall in all respects comply with, applicable California law.

          j. Should the participation of any Employee or Director in the Plan be subject to Section 16, it is the express intent of the Corporation that the Plan and the Stock Options granted under the Plan satisfy and be interpreted in a manner to achieve the result that the applicable requirements of Rule 16b-3 shall be satisfied with respect to such Employees and Directors, with the result that such Employees and Directors shall be entitled to the benefits of Rule 16b-3 or other applicable exemptive rules under Section 16. If any provision of the Plan or of any Stock Option would otherwise frustrate or conflict with the intent of the Corporation expressed in the immediately preceding sentence, to the extent possible, such provision shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, the provision shall, solely with respect to Employees and Directors subject to Section 16, be deemed void.



                               REGAN HOLDING CORP.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Regan Holding Corp. (the "Company") hereby appoints Lynda L. Regan and R. Preston Pitts or any one of them (with full power to act alone and to designate substitute) Proxies of the undersigned, with authority to vote and act with respect to all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on August 22, 1997 at 8:00 a.m., Pacific time, at Embassy Suites, 101 Melonis Parkway, San Rafael, California, and any adjournment thereof, with all the powers the undersigned would possess if personally present, upon matters noted below (each of which is being proposed by the Company) and upon such other matters as may properly come before the meeting. The shares represented by this Proxy shall be voted as follows:

1. Election of the following four (4) nominees as Directors to hold office until the Annual Meeting of Shareholders in 1998 and until their successors are duly elected: Steve C. Anderson, Ute Scott-Smith, R. Preston Pitts, Lynda L. Regan. (Note: To withhold authority to vote for any individual nominee, strike a line through the nominee's name. Unless authority to vote for all the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for every nominee whose name is not struck.)

     ____ FOR ALL FOREGOING NOMINEES  ____ WITHHOLD AUTHORITY TO VOTE FOR ALL
                                           NOMINEES

2.   Approval of the Regan Holding Corp. 1998 Stock Option Plan.

     ____ FOR ____ AGAINST ____ ABSTAIN

3. Ratification of the appointment of Coopers & Lybrand, L.L.P. as the Company's independent auditors for the year ended December 31, 1997.

     ____ FOR ____ AGAINST ____ ABSTAIN

4. Consideration of any other matters which may properly come before the meeting or any adjournments of the meeting.

     ____ FOR ____ AGAINST ____ ABSTAIN



THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ON THE REVERSE UNLESS OTHERWISE INDICATED. The Proxy is solicited on behalf of the Board of Directors of Regan Holding Corp. and may be revoked prior to its exercise.

___________________________   ______________________________   _________________
SIGNATURE OF SHAREHOLDER      SIGNATURE OF SHAREHOLDER         DATE

                    I do ____ do not ____ plan to attend the Annual Meeting. Number attending: __________

                    NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.